As filed with the Securities and Exchange Commission on June 28, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

S&P GLOBAL INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	13-1026995
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

55 Water Street, New York, NY 10041

(212) 438-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Haran

Senior Vice President, Treasurer

55 Water Street

New York, New York 10041

(212) 438-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joseph A. Hall

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common stock
Preferred stock
Debt securities
Warrants
Purchase contracts
Units
Guarantees of debt securities	(3)	(3)	(3)	(3)
Total			$1,200,000,000	$120,840

(1)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities being registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The maximum aggregate offering price of all securities issued by the registrants pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $1,200,000,000 in U.S. dollars or the equivalent thereof in any other currency.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant or registrants in connection with, and at the time of, issuance of the securities registered hereunder. The proposed maximum aggregate offering price reflected in the table above has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	The obligations of S&P Global Inc. under its debt securities may be fully and unconditionally guaranteed by its subsidiary Standard & Poor’s Financial Services LLC that is listed under the caption “Additional Registrant.” In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

ADDITIONAL REGISTRANT

Exact Name of Registrant as Specified in Its Charter	Address, Including Zip Code, and Telephone Number, Including Area Code	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Standard & Poor’s Financial Services LLC	c/o S&P Global Inc. 55 Water Street New York, New York 10041 (212) 438-1000	Delaware	7320	26-3740348

The registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on the date that the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2016

PROSPECTUS

S&P Global Inc.

$1,200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Guarantees of Debt Securities

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. Our debt securities may be guaranteed by our subsidiary Standard & Poor’s Financial Services LLC. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on New York Stock Exchange under the symbol “SPGI.” On June 27, 2016, the closing price of our common stock was $99.38 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Investing in these securities involves certain risks. See the risks discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in any subsequent document we file with the SEC.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2016.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “S&P Global,” the “Company,” “we,” “us,” and “our” refer to S&P Global Inc. and its consolidated subsidiaries unless the context requires otherwise.

i

Our Company

S&P Global is a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. The Company’s divisions include S&P Global Ratings, S&P Global Market Intelligence, S&P Dow Jones Indices and S&P Global Platts. S&P Global has approximately 20,000 employees in 31 countries. We were incorporated in December of 1925 under the laws of the state of New York.

Our principal executive offices are located at 55 Water Street, New York, NY 10041, and our telephone numbers are 866-436-8502 (domestic callers) or 212-438-2192 (international callers). We maintain a website at www.spglobal.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

On April 27, 2016, we changed our name to S&P Global Inc. from McGraw Hill Financial, Inc.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016; and

•	Current Reports on Form 8-K filed on February 2, 2016, February 26, 2016, April 20, 2016, April 29, 2016 and June 1, 2016.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations

S&P Global Inc.

55 Water Street

New York, New York 10041

(212) 438-1000

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this report and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the our business strategies and methods of generating revenue; the development and performance of our services and products; the expected impact of acquisitions and dispositions; our effective tax rates; and our cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	the impact of mergers, acquisitions or other business combinations, including the integration of SNL Financial LC and the disposition of J.D. Power, our ability to successfully integrate acquired businesses, unexpected costs, charges or expenses resulting from any business combination, and any failure to attract and retain key employees or to realize the intended tax benefits of any business combination;

•	the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances;

•	the rapidly evolving regulatory environment, in the United States and abroad, affecting Standard & Poor’s Ratings Services, Platts, S&P Dow Jones Indices, S&P Global Market Intelligence and our other businesses, including new and amended regulations and our compliance therewith;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•	worldwide economic, financial, political and regulatory conditions;

•	the level of interest rates and the strength of the credit and capital markets in the United States and abroad;

•	the demand and market for credit ratings in and across the sectors and geographies where we operate;

•	concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings;

•	our ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential of a system or network disruption that results in regulatory penalties, remedial costs or improper disclosure of confidential information or data;

•	the effect of competitive products and pricing;

•	consolidation in our end-customer markets;

•	the impact of cost-cutting pressures across the financial services industry;

•	a decline in the demand for credit risk management tools by financial institutions;

•	the level of success of new product developments and global expansion;

•	the level of merger and acquisition activity in the United States and abroad;

•	the volatility of the energy marketplace;

•	the health of the commodities markets;

•	the impact of cost-cutting pressures and reduced trading in oil and other commodities markets;

•	the level of our future cash flows;

•	our ability to make acquisitions and dispositions and to integrate, and realize expected synergies, savings or benefits from the businesses we acquire;

•	the level of our capital investments;

•	the level of restructuring charges we incur;

•	the strength and performance of the domestic and international automotive markets;

•	our ability to successfully recover should we experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event;

•	changes in applicable tax or accounting requirements;

•	the impact on our revenue and net income caused by fluctuations in foreign currency exchange rates; and

•	our exposure to potential criminal sanctions or civil penalties if we fail to comply with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which we operate, including sanctions laws relating to countries such as Iran, Russia, Sudan and Syria, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions.

The factors noted above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about our businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in our filings with the SEC, including the “Risk Factors” section in our most recently filed Annual Report on Form 10-K for the year ended December 31, 2015 and in any subsequent document we file with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before taxes on income and (2) fixed charges. Fixed charges consist of (1) interest on debt and interest related to the sale leaseback of Rock-McGraw, Inc. (see Note 12—Commitments and Contingencies to the consolidated financial statements under Item 8, Consolidated Financial Statements and Supplementary Data, in our Annual Report on Form 10-K for the year ended December 31, 2015), (2) the portion of our rental expense deemed representative of the interest factor in rental expense, and (3) amortization of debt issue costs and discount to any indebtedness.

Quarter Ended March 31, 2016	Year Ended
	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
9.4x	12.2x	1.5x	11.5x	9.5x	8.4x

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation, our restated bylaws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws are included as exhibits to our most recent Annual Report on Form 10-K incorporated by reference into this prospectus (as amended, if applicable, as disclosed by us in any subsequent Current Report on Form 8-K filed pursuant to Item 5.03(a) thereof, any subsequent proxy statement or any subsequent information statement, in each case incorporated by reference into this prospectus). You should read the certificate of incorporation and bylaws for the provisions that are important to you.

General

We are authorized to issue 602,000,000 shares of capital stock in aggregate, which have a par value of $1 per share. These shares are classified and the designations, number of shares in each class and par value are as follows: 2,000,000 shares of preferred stock, $1 par value and 600,000,000 shares of common stock, $1 par value. As of May 31, 2016, there were issued and outstanding 264.8 million shares of common stock, and no shares of preferred stock.

Common Stock

Dividends

Dividends may be paid upon the common stock as and when declared by our board of directors out of any funds legally available for the payment of dividends, subject to all rights of the preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of S&P Global, whether voluntary or involuntary, and after the preferred stock holders have been paid in full amounts to which they respectively are entitled, or an amount sufficient to pay the aggregate amount to which the preferred stock holders are entitled have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, The City of New York, and having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), as a trust fund for the benefit of the holders of the preferred stock, our remaining net assets should be distributed pro rata to the holders of the common stock in proportion to the number of shares of each such class at the time outstanding.

Voting Rights

Each common stock holder is entitled to one vote for each share held and, except as otherwise by law provided or as provided with respect to any series of our preferred stock, the shares of any series of our preferred stock having general voting rights and our common stock vote together as one class.

Preferred Stock

Board Authority

The preferred stock may be issued from time to time in one or more series. The designations, relative rights, preferences and limitations of the preferred stock and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. Our board of directors has the right to fix from time to time before issuance thereof the number of shares in each series of such class and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

•	The number of shares to constitute such series and the distinctive designation thereof;

•	The dividend rate on the shares of such series, whether or not dividends on the shares shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

•	Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

•	Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the amount thereof, and the terms and provisions relative to the operation thereof;

•	The right, if any, of holders of shares of such series to convert the same into or exchange the same for common stock, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

•	The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Company;

•	Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

•	Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the certificate of incorporation of the Company or with the resolution or resolutions adopted by the board of directors providing for the issue of any series of which there are shares then outstanding.

All shares of preferred stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of preferred stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to above.

Dividends

The holders of shares of the preferred stock of each series shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in common stock, shall be declared and paid, or set apart for payment, on the common stock with respect to the same dividend period.

All shares of preferred stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the preferred stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

Voting Rights

Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the preferred stock, or as otherwise provided by law, the preferred stock shall not have any right to vote for the election of directors or for any other purpose and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each series of the preferred stock shall have preference and priority over the common stock for payment of the amount to which each outstanding series of the preferred stock shall be entitled in accordance with the provisions thereof and each holder of the preferred stock shall be entitled to be paid in full such amounts, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the common stock. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof, distributable among the holders of the shares of all series of the preferred stock shall be insufficient to pay in full the preferential amounts aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of the preferred stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Company shall be divided and paid to the holders of the common stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of any of the provisions of this paragraph.

Redemption

In the event that the preferred stock of any series shall be made redeemable, the Company, at the option of the board of directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of preferred stock outstanding, upon notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series, by paying for each share the then applicable redemption price fixed by the board of directors plus an amount equal to accrued and unpaid dividends to the date fixed for redemption.

DESCRIPTION OF PREFERRED STOCK

See “Description of Capital Stock—Preferred Stock”.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and guarantees do not purport to be complete and is subject to and qualified in its entirety by reference to the indenture, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as a holder of our debt securities and guarantees.

As used in this “Description of Debt Securities and Guarantees,” the terms “S&P Global,” the “Company,” “we,” “our,” and “us” refer to S&P Global Inc. and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities may either be senior debt securities or subordinated debt securities. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the aggregate principal amount;

•	the person to whom any interest on any series shall be payable;

•	the date or dates on which the principal is payable and/or the method by which such date or dates shall be determined;

•	the interest rate or rates and the date or dates from which such interest shall accrue;

•	the place or places where the principal of (and premium, if any) and interest shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed;

•	the applicability of any sinking fund;

•	the denominations, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the full principal amount thereof, the portion of the principal amount of which shall be payable upon declaration of acceleration;

•	the currency or currencies in which payment of the principal of (and premium, if any) and/or interest shall be payable;

•	if the amounts of payments of principal of (and premium, if any) and/or interest that may be determined with reference to an index, the manner in which such amounts shall be determined;

•	whether the debt securities of a series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare the principal thereof due and payable;

•	any additional or different covenants (including any subordination provisions);

•	the form of the debt securities of the series; and

•	any other terms of the series.

The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Guarantee

Payment of the principal of (and premium, if any, on) and interest on the debt securities, and all other amounts due under the indenture, may, if stated in the applicable prospectus supplement, be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the subsidiary guarantor, Standard & Poor’s Financial Services LLC.

The guarantee of the subsidiary guarantor will automatically terminate:

•	upon a sale or other disposition (including by way of consolidation or merger) of the subsidiary guarantor or the sale or disposition of all or substantially all the assets of the subsidiary guarantor (in each case other than to us or a person who, prior to such sale or other disposition, is our affiliate), or

•	upon defeasance or discharge of the guaranteed debt securities.

Subordination

The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

We will not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•	any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia;

•	the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

•	immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this paragraph and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets, substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such successor had been named, in the indenture. In the event of any such conveyance or transfer, we as the predecessor shall be discharged from all obligations and covenants under the indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.

Subject to the foregoing, the indenture and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Events of Default

The indenture provides that, if an event of default specified therein with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the indenture, in the case of certain events of default affecting all series of debt securities under the indenture) may declare the principal of all the debt securities of such series to be due and payable.

Events of default in respect of any series are defined in the indenture as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us by the trustee thereunder or by holders of 25% in aggregate principal amount of the outstanding debt securities (excluding any subordinated indebtedness) of such series in the performance, or breach, of any covenant pertaining to debt securities of such series;

•	the guarantee ceases to be in full force and effect (other than by reason of the release of the guarantee in accordance with the terms of the indenture) or is declared null and void in a judicial proceeding or the subsidiary guarantor denies or disaffirms its obligations under the indenture or its guarantee;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any other events of default as may be specified in such series.

The indenture provides that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of such series.

The indenture contains provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification and Waiver

We, the subsidiary guarantor and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of the company’s obligations under the indenture and the debt securities of any series relating thereto;

•	to add to our covenants or to surrender any of our rights or powers for the benefit of the holders of debt securities of any or all series, unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

•	to cure any ambiguity, or correct any inconsistency in the indenture; or to make any other provisions with respect to matters or questions arising under the indenture unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

•	to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at May 26, 2015 was executed or any corresponding provision in any similar federal statute hereafter enacted;

•	to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

•	to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to provide any additional events of default unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

•	to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

•	to add any additional subsidiary guarantor of the debt securities or to release any subsidiary guarantor of the debt securities in accordance with the terms of the indenture;

•	to conform the debt securities to the description thereof in the offering memoranda under which they were originally offered;

•	to secure any series of debt securities pursuant to the indenture’s limitation on liens; and

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the TIA.

The indenture contains provisions permitting us, the subsidiary guarantor and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute a supplemental indenture for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•	change the fixed maturity of any debt securities; or

•	reduce the principal amount thereof; or

•	reduce the rate or extend the time of payment of interest thereon; or

•	impair the right of a holder to institute suit for payment on any debt securities.

Satisfaction, Discharge and Covenant Defeasance

The indenture provides that we at our option,

•	will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

•	need not comply with the covenants contained in the indenture and certain events of default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute events of default with respect to such series of debt securities, in each case if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:

•	the deposit and related defeasance would not cause the beneficial owners of such series to recognize income, gain or loss for Federal income tax purposes, and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service or, since the date of this offering, there has been a change in the applicable Federal income tax law, and

•	the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding our creditors or others.

Concerning Our Relationship with the Trustee

U.S. Bank National Association is the trustee under the indenture and is also the registrar and paying agent of the debt securities. The rights and duties of the trustee shall be as provided by the TIA, and as set forth in the indenture.

The trustee is permitted to become the owner or pledgee of debt securities and may otherwise deal with us and our affiliates.

Governing Law

The laws of the State of New York shall govern the indenture and the debt securities, without regard to conflicts of law principles thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of S&P Global, the trustees, the warrant agents, the unit agents or any other agent of S&P Global, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent of ours involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities, except in the case of common stock, will be a new issue of securities and will have no established trading market. If we sell any shares of our common stock, such shares will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, except in the case of common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of S&P Global Inc. (formerly known as McGraw Hill Financial, Inc.) appearing in McGraw Hill Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule), and the effectiveness of McGraw Hill Financial, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and McGraw Hill Financial, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of McGraw Hill Financial, Inc. for the three-month periods ended March 31, 2016 and March 31, 2015, incorporated by reference in this Registration Statement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 26, 2016, included in McGraw Hill Financial, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$120,840
Printing	*
Legal fees and expenses (including Blue Sky fees)	*
Trustee fees	*
Rating Agency fees	*
Accounting fees and expenses	*
Miscellaneous	*
TOTAL	$120,840

*	Omitted because estimates are not currently available. The expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

S&P Global Inc.

Reference is made to Sections 721 to 725 of the New York Business Corporation Law (“NYBCL”) which provide for indemnification of directors and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to him or her establishes that his or her acts were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) in certain other cases specified in Section 719 of the NYBCL.

Article ELEVENTH of the Company’s amended certificate of incorporation and Article IV-B of the By-Laws provide that, except to the extent limitation of liability or indemnification is not permitted by applicable law: (i) a director or officer of the Company shall not be liable to the Company or any of its shareholders for damages for any breach of duty in such capacity, and (ii) the Company shall fully indemnify any person made, or threatened to be made a party to an action or proceeding, whether civil or criminal, including an investigative, administrative or legislative proceedings, and including an action by or in the right of the Company or any other enterprise, by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company any other enterprise as a director, officer or in any other capacity, against any and all damages incurred as a result of or in connection with such action or proceeding, or any appeal thereof and, except in the case of an action or proceeding specifically approved by the board of directors of the Company, the Company shall pay expenses incurred by or on behalf of such person in defending such action or proceeding or any appeal thereof in advance of the final disposition thereof promptly upon receipt by the Company, from time to time, of a written demand of the person for the advancement, together with an undertaking by or on behalf of the person to repay any expenses so advanced to the extent that the person is ultimately found not to be entitled to indemnification for the expenses.

As permitted by Section 726 of the NYBCL, the Company has insurance (a) to indemnify the Company for obligations it incurs for indemnification of its directors and officers, and (b) to indemnify directors and officers of the Company for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as directors or officers for which they are not indemnified by the Company. No insurance payment, other than cost of defense, may be made to any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company may also purchase insurance coverage the directors and officers of the Company against certain liabilities that could arise in connection with administration of the Company’s employee benefit plans.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Standard & Poor’s Financial Services LLC

Under the Amended and Restated Limited Liability Company Agreement of Standard & Poor’s Financial Services LLC dated November 20, 2013, none of the managers or officers of the subsidiary guarantor will be liable to the subsidiary guarantor, any member of the subsidiary guarantor or any other person that has an interest in the subsidiary guarantor , for any loss, liability, damages, cost or expense incurred by reason of any act or omission performed or omitted by such manager or officer in good faith on behalf of the subsidiary guarantor and in a manner reasonably believed to be within the scope of the authority conferred on such manager or officer by such agreement, as long as such acts or omissions of such manager or officer are not found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to constitute fraud or willful misconduct. Further, each manager, officer and employee of the subsidiary guarantor is entitled to indemnification by the subsidiary guarantor to the same extent and on the same terms and conditions as provided by the Company to its directors, officers, and employees pursuant to the Company’s by-laws, or as may be set forth in any other legal instrument relating to the indemnification of the employees of the Company, to the fullest extent permitted by the NYBCL, as described above under “S&P Global Inc.”

The subsidiary guarantor has insurance to indemnify managers and officers of the subsidiary guarantor for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as managers or officers for which they are not indemnified by the Company or the subsidiary guarantor. No insurance payment, other than cost of defense, may be made to any manager or officer if a judgment or other final adjudication adverse to the manager or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Insofar as indemnification for liabilities arising under the Act may be permitted to managers, officers and controlling persons of the subsidiary guarantor pursuant to the foregoing provisions, or otherwise, the subsidiary guarantor has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company or the subsidiary guarantor of expenses incurred or paid by a manager, officer or controlling person of the subsidiary guarantor in the successful defense of any action, suit or proceeding) is asserted against the subsidiary guarantor by such manager, officer or controlling person in connection with the securities being registered, the subsidiary guarantor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

*1.1	Form of underwriting agreement.

4.1	Form of common stock certificate

4.2	Indenture dated as of May 26, 2015, among S&P Global Inc. (f/k/a McGraw Hill Financial, Inc.), Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee, incorporated by reference from the registrant’s Current Report on Form 8-K filed on May 26, 2015.

*4.3	Form of debt security

*4.4	Form of warrant agreement

*4.5	Form of purchase contract

*4.6	Form of unit agreement

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Computation of ratio of earnings to fixed charges.

15.1	Letter of Ernst & Young LLP regarding unaudited interim financial information of S&P Global Inc.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of the registration statement)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association

*	To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, S&P Global Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2016.

S&P GLOBAL INC.

By:	/s/ Jack F. Callahan, Jr.
	Name:	Jack F. Callahan, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints Edward Haran and Katherine J. Brennan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas L. Peterson Douglas L. Peterson	President and Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2016

/s/ Jack F. Callahan, Jr. Jack F. Callahan, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 28, 2016

/s/ Robert J. MacKay Robert J. MacKay	Senior Vice President and Corporate Controller (Principal Accounting Officer)	June 28, 2016

/s/ Sir Winfried Bischoff Sir Winfried Bischoff	Director	June 28, 2016

/s/ William D. Green William D. Green	Director	June 28, 2016

/s/ Charles E. Haldeman, Jr. Charles E. Haldeman, Jr.	Director	June 28, 2016

/s/ Rebecca Jacoby Rebecca Jacoby	Director	June 28, 2016

Signature	Title	Date

/s/ Hilda Ochoa-Brillembourg Hilda Ochoa-Brillembourg	Director	June 28, 2016

/s/ Sir Michael Rake Sir Michael Rake	Director	June 28, 2016

/s/ Edward B. Rust, Jr. Edward B. Rust, Jr.	Director	June 28, 2016

/s/ Kurt L. Schmoke Kurt L. Schmoke	Director	June 28, 2016

/s/ Richard E. Thornburgh Richard E. Thornburgh	Director	June 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Standard & Poor’s Financial Services LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2016.

STANDARD & POOR’S FINANCIAL SERVICES LLC

By:	/s/ John L. Berisford
Name: John L. Berisford
Title: President

Each person whose signature appears below constitutes and appoints Edward Haran and Katherine J. Brennan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ John L. Berisford John L. Berisford	President, Chairman (Principal Executive Officer)	June 28, 2016

/s/ Edward Haran Edward Haran	Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2016

/s/ Hope Pascucci Hope Pascucci	Manager	June 28, 2016

/s/ Sharon Meadows Sharon Meadows	Manager	June 28, 2016

/s/ Edward Curtis Moulton Edward Curtis Moulton	Manager	June 28, 2016

/s/ Jeffrey Shafer Jeffrey Shafer	Manager	June 28, 2016

/s/ Gary Stern Gary Stern	Manager	June 28, 2016

EXHIBIT INDEX

Exhibit No.	Document

*1.1	Form of underwriting agreement

4.1	Form of common stock certificate

4.2	Indenture dated as of May 26, 2015, among S&P Global Inc. (f/k/a McGraw Hill Financial, Inc.), Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee, incorporated by reference from the registrant’s Current Report on Form 8-K filed on May 26, 2015

*4.3	Form of debt security

*4.4	Form of warrant agreement

*4.5	Form of purchase contract

*4.6	Form of unit agreement

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Computation of ratio of earnings to fixed charges.

15.1	Letter of Ernst & Young LLP regarding unaudited interim financial information of S&P Global Inc.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of the registration statement)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association

*	To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.